CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298680 on Form S-6 of our report dated November 9, 2026, relating to the financial statement of FT 13320, comprising Dow(R) Target 10 Nov. '26 - Term 12/9/27 (The Dow(R) Target 10 Portfolio, November 2026 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 9, 2026